                                                                     Exhibit 2.1
                                                                     -----------

                   AMENDED AND RESTATED TRANSFORMATION AGREEMENT

     This Amended and Restated Transformation Agreement (this "Agreement") is
                                                               ---------
entered into as of June 3, 2000 (the "Effective Date") by and among Cabletron
                                      --------------
Systems, Inc., a Delaware corporation ("CSI"), Aprisma Management Technologies,
                                        ---
Inc., a Delaware corporation ("Aprisma"), Enterasys Networks, Inc., a Delaware
                               -------
corporation ("Enterasys"), GlobalNetwork Technology Services, Inc., a Delaware
              ---------
corporation ("GNTS") and Riverstone Networks, Inc., a Delaware corporation
              ----
("Riverstone" and collectively with Aprisma, Enterasys and GNTS, the "Newcos").
  ----------                                                          ------
Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Section 8 hereof.

                                   RECITALS

     WHEREAS, CSI currently owns all of the issued and outstanding capital stock of each Newco;

     WHEREAS, it is currently contemplated that (i) Compaq Computer Corporation will invest $14 million in preferred stock of Aprisma and (ii) Silver Lake Partners, L.P. and other investors will invest in certain purchase rights and warrants with respect to the equity securities of the Newcos;

     WHEREAS, subject to the approval of the stockholders of CSI, the parties have each determined that it would be appropriate and desirable, in accordance with the Contribution Agreements, for CSI to contribute and transfer to each Newco, and for such Newco, to receive and assume, directly or indirectly, certain assets and liabilities currently held by CSI and its affiliates and associated with the Aprisma Business in the case of Aprisma, the GNTS Business in the case of the GNTS, the Riverstone Business in the case of Riverstone and the Enterasys Business in the case of Enterasys and to consummate the other transactions contemplated hereby (the "Transformation");
                                       --------------

     WHEREAS, the Board of Directors of CSI has determined that the Transformation will provide flexibility to better develop and implement other strategic transactions designed to maximize the long-term competitive and strategic advantages of CSI's products and services by separating the operations associated with the Aprisma Business, the Enterasys Business, the GNTS Business and the Riverstone Business;

     WHEREAS, CSI has announced that it currently plans to conduct an initial public offering ("IPO") for each of the Newcos followed by a distribution (a
                  ---
"Distribution") of the remaining shares of one or more of the Newcos to CSI's
 ------------
stockholders, although CSI is not obligated to complete any such transactions and will only implement any such transactions if the Board of Directors of CSI continues to believe that it is in the best interests of CSI, CSI's stockholders and the Newcos; and

     WHEREAS, the parties intend in this Agreement, including the Exhibits hereto, to set forth the principal arrangements between them regarding the Transformation; and

     WHEREAS, the parties desire to amend and restate this and certain Ancillary Agreements as of the Effective Date to correct certain mutual mistakes of the parties and to clarify their rights and obligations under this Agreement and the Ancillary Agreements.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

1. DOCUMENTS AND ITEMS TO BE DELIVERED ON THE EFFECTIVE DATE

On the Effective Date, concurrent with the execution and delivery hereof, each of the parties will duly execute and deliver to each other party which is a party thereto all of the following items and agreements to which it is a party (collectively, together with all agreements and documents contemplated by such agreements, the "Ancillary Agreements"):
                 --------------------

     1.1. An Amended and Restated Asset Contribution Agreement between CSI and Aprisma (the "Aprisma Contribution Agreement") substantially in
                             ------------------------------
           the form of Exhibit A-1;

     1.2. An Amended and Restated Asset Contribution Agreement between CSI and Enterasys (the "Enterasys Contribution Agreement") substantially in
                           --------------------------------
           the form of Exhibit A-2;

     1.3. An Amended and Restated Asset Contribution Agreement between CSI and GNTS (the "GNTS Contribution Agreement") substantially in the
                          ---------------------------
           form of Exhibit A-3;

     1.4. An Amended and Restated Asset Contribution Agreement between CSI and Riverstone (the "Riverstone Contribution Agreement" and collectively
                            ---------------------------------
           with the agreements referenced in Sections 1.1 to 1.3 above, the "Contribution Agreements") substantially in the form of Exhibit A-4;
            -----------------------

     1.5.  An Intercompany Agreement between Aprisma and Enterasys (the "A-E
                                                                         ---
           Intercompany Agreement") substantially in the form of Exhibit B-1
           ----------------------
           attached hereto;

     1.6.  An Intercompany Agreement between Aprisma and GNTS (the "A-G
                                                                    ---
           Intercompany Agreement") substantially in the form of Exhibit B-2
           ----------------------
           attached hereto;

     1.7.  An Intercompany Agreement between Aprisma and Riverstone (the "A-R
                                                                          ---
           Intercompany Agreement") substantially in the form of Exhibit B-3
           ----------------------
           attached hereto;

     1.8.  An Intercompany Agreement between Enterasys and GNTS (the "E-G
                                                                      ---
           Intercompany Agreement") substantially in the form of Exhibit B-4
           ----------------------
           attached hereto;

     1.9.  An Intercompany Agreement between Enterasys and Riverstone (the "E-R
                                                                            ---
           Intercompany Agreement") substantially in the form of Exhibit B-5
           ----------------------
           attached hereto;

     1.10. An Intercompany Agreement between GNTS and Riverstone (the "G-R
                                                                       ---
           Intercompany Agreement") substantially in the form of Exhibit B-6
           ----------------------
           attached hereto;

     1.11. A Tax Sharing Agreement among CSI and all Newcos (the "Tax Sharing
                                                                  -----------
           Agreement") substantially in the form of Exhibit C; and
           ---------

     1.12. A Flextronics Assignment and Assumption Agreement (the "Manufactured
                                                                   ------------
           Products Agreement") between CSI and Enterasys substantially in the
           ------------------
           form of Exhibit D hereto.

2. TRANSFORMATION

     2.1.  Effective Date. The parties acknowledge and agree that the Newcos,
           --------------
           either as separate entities or through their predecessor divisions of CSI, will conduct business in accordance with the terms and conditions hereof and of the Ancillary Agreements from and after the Effective Date.

     2.2.  Transformation Date.  Subject to the approval of the Transformation
           -------------------
           by the stockholders of CSI and the other conditions set forth in
           Section 7 hereof and in the Ancillary Agreements, the effective time and date of the Transformation and the consummation of the transactions contemplated hereby and by the Ancillary Agreements shall be 11:59 p.m., Boston Time, July 29, 2000 or such other date as may be fixed by CSI (the "Transformation Date"). To the extent that
                                     -------------------
           any Contribution Agreement provides for the transfer of assets or liabilities held by a Subsidiary of CSI, the capital stock of which is to be transferred to a Newco other than that Newco to which such assets or liabilities are to be transferred, the transfer of such assets and liabilities shall occur immediately prior to the transfer of the capital stock of such Subsidiary.

     2.3.  Closing of Transactions. The closing of the transactions contemplated
           -----------------------
           hereby and by the Ancillary Agreements (the "Closing") shall occur on the Transformation Date at the offices of Ropes & Gray, One International

           Place, Boston, Massachusetts 02110, by the execution and delivery of the instruments of transfer, assumptions of liability, undertakings, agreements, instruments or other documents to be delivered on the Transformation Date pursuant to this Agreement and the Ancillary Agreements.

3. POST-TRANSFORMATION TRANSACTIONS INVOLVING THE NEWCOS

     3.1.  Discretion of CSI.  No Newco shall commence or consummate an IPO
           -----------------
           without the approval of CSI and all terms, including the timing of, an IPO shall be subject to CSI's approval. CSI shall, in its sole and absolute discretion, determine whether to consummate a Distribution with respect to any Newco and the terms and conditions of any such Distribution. The parties acknowledge that (i) CSI is not obligated to complete any such IPO or Distribution and will only implement any such transaction if the Board of Directors of CSI continues to believe that it is in the best interest of CSI, CSI's stockholders and the Newcos and (ii) CSI may pursue other strategic alternatives in lieu of an IPO and/or Distribution with respect to any Newco.

     3.2.  IRS Ruling. The parties acknowledge that CSI currently plans to seek
           ----------
           a private letter ruling from the Internal Revenue Service to the effect that (i) Section 355 of the Code will apply to a Distribution of Newco stock by CSI to CSI's stockholders; and (ii) no gain or loss will be recognized by (and no amounts will be included in the income of) the stockholders of CSI upon their receipt of Newco stock pursuant to the Distribution.

     3.3.  Cooperation. If requested by CSI, each Newco shall cooperate with CSI
           -----------
           in all respects to accomplish an IPO and Distribution with respect to such Newco and shall, at CSI's direction, promptly take any and all actions necessary or desirable to effect such IPO or Distribution, including, without limitation: filing a registration statement with respect to the IPO under the Securities Act, including any amendments thereto as may be required; making any filings under the Exchange Act; entering into an underwriting agreement with respect to the IPO; preparing an information statement with respect to the Distribution; filing any documents with the Commission as may be required with respect to an IPO or Distribution; listing the stock of such Newco on the Nasdaq National Market or a stock exchange selected by CSI; and obtaining, and complying with the terms of, any private letter ruling from the Internal Revenue Service as described in Section 3.2 above. CSI shall select any underwriter(s), investment banker(s) and manager(s) in connection with an IPO and Distribution, as well as any financial printer, solicitation and/or exchange agent and outside legal counsel for CSI and each Newco in connection with an IPO and a Distribution.

4. CERTAIN COVENANTS AND OTHER MATTERS

     4.1.  Other Agreements.
           ----------------

           4.1.1.  Instruments and Agreements. The parties agree to execute or
                   --------------------------
                   cause to be executed by the appropriate parties and deliver, as appropriate at the Closing, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements, including without limitation as contemplated by this Section 4.1 below.

           4.1.2.  Retained Third Party Tools.  The parties acknowledge that
                   --------------------------
                   pursuant to the terms of the Contribution Agreements, rights with respect to certain Third Party Tools (as such term is defined in the Contribution Agreements), including without limitation those Third Party Tools set forth on Schedule 3.4 to each Contribution Agreement, will be retained by CSI and not be contributed to any one Newco pursuant to a Contribution Agreement (the "Retained Third Party Tool
                                                -------------------------
                   Rights"). CSI acknowledges that certain of the
                   -------
                   Retained Third Party Tool Rights may be necessary or useful for the performance of the business of certain Newcos and to such extent agrees to hold such Retained Third Party Tool Rights for the use and benefit, insofar as reasonably possible and not in violation of their terms, of such Newcos (at the expense of such Newcos) and shall take such other actions as may be reasonably required in order to place such Newcos, insofar as reasonably possible and not in violation of such Retained Third Party Tool Rights, in the same position as if such Retained Third Party Tool Rights had been transferred to such Newcos under the relevant Contribution Agreements. The parties acknowledge and agree that this
                   Section 4.1.2 is not intended to extend the use of any Retained Third Party Tool Rights beyond their current and historical use by CSI and its businesses, but rather to enable the continued use of such Retained Third Party Tools consistent with their current and historical use by CSI and its businesses.

                   4.1.3. Intentionally Omitted.
                          ---------------------

           4.1.4.  Shared Services Agreements. At the Closing and at the
                   --------------------------
                   direction of CSI, each of the Newcos will enter into a Shared Services Agreement (collectively the "Shared Services
                                                         ---------------
                   Agreements") with respect to certain corporate, human
                   ----------
                   resource, information technology, accounting, and other services that have been provided by CSI to the Newcos or their predecessor divisions of CSI since March 1, 2000, and that will continue to be provided by CSI to the Newcos on an interim basis, after the Transformation Date. Each Shared Services Agreement will provide for service charges for such services. Each Shared Services Agreement will also permit CSI to engage subcontractors, including the Newcos, to perform all or any portion of the services described therein. The applicable Newco or Newcos will enter into agreements with CSI with respect to the provision of certain of such services by such Newco(s). The Shared Services Agreements, subject to certain limitations, will also allow CSI and the Newcos to adjust from time to time the nature and level of services to be provided thereunder.

     4.2.  Agreement for Exchange of Information.
           -------------------------------------

           4.2.1.  General.  CSI shall provide to each Newco, and each Newco
                   -------
                   shall provide to CSI at any time before a Distribution with respect to such Newco, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in preparing its financial statements; (iii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iv) to comply with its obligations under this Agreement or any Ancillary Agreement or (v) in connection with its respective ongoing business; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

           4.2.2.  Continued Cooperation after a Distribution. After a
                   ------------------------------------------
                   Distribution with respect to a Newco (except in the case of a legal or other proceeding by one party against another party which shall be governed by such discovery rules as may be applicable under Section 4.10 or otherwise), CSI and such Newco shall use its reasonable commercial efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith except as to those proceedings as to which the requesting party is entitled to indemnity from the other party.

           4.2.3.  Ownership of Information. Any Information owned by a party
                   ------------------------
                   that is provided to a requesting party pursuant to this
                   Section 4.2 shall be deemed to remain the property of the providing party. Unless specifically set forth herein or in the Ancillary Agreements or in an instrument delivered pursuant hereto or thereto, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

           4.2.4.  Record Retention. To facilitate the possible exchange
                   ----------------
                   Information pursuant to this Section 4.2 and other provisions of this Agreement and the Ancillary Agreements, each party agrees to use its reasonable commercial efforts to retain all Information in its respective possession or control that might be reasonably required by another party.

           4.2.5.  Limitation of Liability. No party shall have any liability to
                   -----------------------
                   any other party in the event that any Information exchanged or provided pursuant to this Section 4.2 is found to be inaccurate. No party shall have any liability to any other party if any Information is destroyed or lost.

     4.3.  Auditors and Audits. Each Newco agrees that, for so long as CSI is
           -------------------
           required in accordance with United States generally accepted accounting principles to consolidate such Newco's results of operations and financial position (during such period, such Newco being referred to as an "Included Newco"):
                                    --------------

           4.3.1.  Selection of Auditors. Such Included Newco shall not select a
                   ---------------------
                   different accounting firm from that used by CSI to serve as its independent certified public accountants (its "auditors") for purposes of providing an opinion on its consolidated financial statements without CSI's prior written consent.

           4.3.2.  Date of Auditors' Opinion and Quarterly Reviews. The parties
                   -----------------------------------------------
                   will cooperate in establishing a timetable for the preparation of audited financial statements and the clearance of quarterly financial statements. Each Included Newco shall use its best efforts to enable its auditors to complete their audit such that they will date their opinion on such Included Newco's audited annual financial statements on the same date that CSI's auditors date their opinion on CSI's audited annual financial statements, and to enable CSI to meet its timetable for the printing, filing and public dissemination of CSI's annual financial statements. Each Included Newco shall use its best efforts to enable its auditors to complete their quarterly review procedures such that they will provide clearance on such Included Newco's quarterly financial statements on the same date that CSI's auditors provide clearance on CSI's quarterly financial statements.

           4.3.3.  Annual and Quarterly Financial Statements. Each Included
                   -----------------------------------------
                   Newco shall provide to CSI and the other Included Newcos on a timely basis all Information it holds that CSI or another Included Newco, as applicable, reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of its annual and quarterly financial statements. CSI shall provide to each Included Newco on a timely basis all financial Information it holds that such Included Newco reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of its annual and quarterly financial statements. CSI and each Included Newco shall instruct its auditors and financial personnel to provide such assistance as is required to assist in the preparation of CSI's or such Included Newco's or another Included Newco's, as the case may be, annual and quarterly statements.

           4.3.4.  Conflict with Third-Party Agreements. Nothing in Sections 4.2
                   ------------------------------------
                   and 4.3 shall require any party to violate any agreement with any third party regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event that a party is required under Sections 4.2 and 4.3 to disclose any such Information, it shall use all commercially reasonable efforts, but without payment of additional amounts and without other concessions, to seek to obtain such third party's consent to the disclosure of such information.

     4.4.  Confidentiality. Each of the parties and its affiliates shall hold as
           ---------------
           confidential and shall not, except with the express prior written consent of the party which owns such confidential information (in the case of confidential information existing prior to the Transformation Date, the ownership of which shall be determined pursuant to the Contribution Agreements and the other Ancillary Agreements) directly or indirectly disclose, communicate or divulge to any Person, or use for the benefit of any Person, any information or data with respect to the conduct or details of the business of any other party hereto held as confidential information by such party whether obtained pursuant to
           Section 4.2 hereof or otherwise, including, without limitation, methods of operation, customers and customer lists, details of contracts with customers, consultants, suppliers or employees, products, proposed products, former products, proposed, pending or completed acquisitions of any company, division, product line or other business unit, prices and pricing policies, fees, costs, plans, designs, technology, inventions, trade secrets, know-how, software, marketing methods, policies, plans, personnel, or other proprietary matters (collectively, "Confidential Information"). The restriction
                                   ------------------------
           contained in the preceding sentence shall not apply to any Confidential Information to the extent that (i) such information is publicly available, (ii) such information is or hereafter becomes lawfully obtainable from other sources without breach hereof, (iii) the disclosure is made to a Governmental Authority where it is necessary or appropriate to disclose such information to such Governmental Authority having jurisdiction over the parties, or (iv) disclosure is otherwise required by any legal requirement; provided, however that in the cases set forth in clauses (iii) and (iv) above, the disclosing party shall provide prior notice to the owner of the Confidential Information and take reasonable steps to assist such owner in contesting the requirement for the disclosure thereof. The parties acknowledge that treatment of confidential information exchanged pursuant to the Intercompany Agreements shall be governed by the provisions of such agreements and not this Section 4.4.

     4.5.  Employee Confidentiality Agreements.  Any agreement or instrument
           -----------------------------------
           relating to confidentiality, non-disclosure or non-competition obligations of a former employee of CSI and its affiliates who has been, or a current employee of CSI who will be, transferred to a Newco in connection with the Transformation (a "CSI Confidentiality
                                                           -------------------
           Agreement") shall remain in full force and effect according to its
           ---------
           terms; provided, however, that none of the following acts committed by former CSI employees within the scope of their employment with a particular Newco shall constitute a breach of such CSI Confidentiality Agreements: (i) the use or disclosure of confidential information of CSI for or on behalf of such Newco, if such disclosure is consistent with the rights granted to such Newco and restrictions imposed on such Newco under this Agreement, any Ancillary Agreement or any other agreement between the parties; (ii) the rendering of any services, directly or indirectly, to such Newco to the extent such services are consistent with the rights granted to such Newco and the restrictions imposed on such Newco under this Agreement, any Ancillary Agreement or any other agreement between the parties. CSI hereby retains all of its rights under the CSI Confidentiality Agreements (except as provided in the immediately preceding sentence), but hereby transfers and assigns to each Newco a portion of its rights under the CSI Confidentiality Agreements of all former CSI employees employed by such Newco to the extent required to permit such Newco to enjoin, restrain, recover damages from or obtain specific performance of the CSI Confidentiality Agreements or obtain other remedies against any Newco employee who breaches his or her CSI Confidentiality Agreement. CSI and the relevant Newco may separately enforce the CSI Confidentiality Agreements of former CSI employees employed by such Newco, in the case of such Newco, to the extent necessary to reasonably protect its interests; provided, however, that such Newco shall not commence any legal action relating thereto without CSI's written consent. In addition, each Newco shall use reasonable commercial efforts to cause each of its employees to execute a new confidentiality agreement which protects the confidential information of such Newco (each a "Newco Confidentiality Agreement"). CSI and
                                  -------------------------------
           each Newco agree to cooperate as follows: (A) each Newco shall advise CSI of any violation(s) of the CSI Confidentiality Agreements by former CSI employees and cooperate with CSI in enforcing the CSI Confidentiality Agreements; (B) CSI shall use reasonable commercial efforts to enforce its rights under the CSI Confidentiality Agreements and (C) each Newco shall use reasonable commercial efforts to enforce its rights under the Newco Confidentiality Agreements.

     4.6.  CSI Guidelines, etc. Each Newco acknowledges that until a
           --------------------
           Distribution with respect to such Newco, (i) such Newco will be subject to general CSI oversight and will follow CSI's corporate guidelines as from time to time in effect. Without limiting the foregoing, without prior CSI written approval (which written approval may be evidenced by (i) the affirmative vote of the chief executive officer of CSI in connection with a vote of the Board of Directors of such Newco if he is a member of such Board or (ii) if the chief executive officer of CSI is not a member of such Board, by the affirmative vote of all officers of CSI sitting on such Board in connection with a vote of such Board), no Newco shall:

               (i) amend (A) its By-laws, (B) its 2000 Option Plan (including any increase in the shares available for issuance under such plan), or (C) any awards issued under its 2000 Option Plan;

               (ii) issue any equity securities or other securities other than options under its 2000 Option Plan;

               (iii) grant any stock options or other rights to purchase any equity securities or other securities of such Newco in excess of the options reserved under its 2000 Option Plan;

               (iv)  grant any rights to serve on its Board of Directors; or

               (v) make any significant changes in its accounting or financial reporting policies.

     4.7.  Intercompany Agreements.  The parties acknowledge and agree that the
           -----------------------
           Newcos, either as separate entities or through their predecessor divisions of CSI, have conducted business in accordance with the terms and conditions reflected in the Intercompany Agreements from March 1, 2000 through the date hereof and shall continue to do so through the Transformation.

     4.8.  Rainbow Awards. In the event of a Distribution by CSI of shares of
           --------------
           stock of a Newco (the "Distributed Newco"), the Distributed Newco
                                  -----------------
           shall cause there to be issued, to each "eligible individual" (as hereinafter defined) who at the close of the record date for the Distribution holds an option to acquire shares of CSI stock that has been granted in connection with the performance of services other than an option under CSI's stock purchase program or programs (any such eligible individual being hereinafter referred to as a "Recipient" and any such option held by a Recipient at the close
            ---------
           of the record date for the Distribution being hereinafter referred to as an "Eligible CSI Option"), an option (the "Rainbow Option") to
                  -------------------                    --------------
           acquire, on the terms hereinafter provided, shares of stock of the same class as the stock distributed generally in the Distribution ("Newco Stock"). Subject
             -----------
           to adjustment as referenced below, each Rainbow Option shall be for the number of shares of Newco Stock that the Recipient would have been entitled to receive in the Distribution with respect to the shares of CSI stock subject to the Eligible CSI Option if he or she had owned such shares of CSI stock outright on the record date of the Distribution. The per-share exercise price for each Rainbow Option shall be fixed in such manner as CSI in its sole discretion determines to be appropriate to reflect the Distribution. CSI, in connection with the Distribution, shall also reduce the per-share exercise price of each Eligible CSI Option to such extent, if any, as it deems appropriate to reflect the Distribution. It is the intention of the parties that the provisions of this Section 4.8 shall be administered insofar as is possible to preserve, with respect to the Rainbow Option and the Eligible CSI Option immediately after the Distribution, the same aggregate spread between fair market value of the shares underlying those options and exercise price and the same ratio of exercise price to the fair market value of the shares underlying those options as existed with respect to the Eligible CSI Option immediately before the record date of the Distribution. The number of shares subject to the Rainbow Option and CSI options shall be subject to adjustment as necessary to accomplish this end, as determined by CSI. For purposes of this Section 4.8, the term "eligible individual" means, except as CSI may
            -------------------
           otherwise determine, an individual who at the time of the Distribution is an employee of CSI or of an entity that is then a subsidiary of CSI. Each

           Rainbow Option shall be subject to terms substantially similar to those which apply to other stock options issued by the Distributed Newco, except that the vested status and exercisability of the Rainbow Option, and the term and expiration provisions of such option, shall be the same as the Eligible CSI Option to which it relates. It is the intention of the parties to more fully document the provisions of this Section 4.8 on or prior to the Closing, and CSI and each Newco shall take such measures as are necessary to carry out the provisions of this Section 4.8, including, without limitation, reserving a sufficient number of shares and causing the shares to be registered under the Securities Act and applicable state securities laws, if any.

     4.9.  Expenses. Except as otherwise provided in this Agreement, the
           --------
           Ancillary Agreements or any other agreement between the parties relating to the Transformation, each Newco shall be responsible, to the extent determined reasonable in CSI's sole discretion, for its own fees, costs and expenses incurred in connection with the Transformation, any IPO and any Distribution and shall bear its proportionate share of such fees, costs and expenses incurred by CSI.

     4.10. Dispute Resolution.
           ------------------

           4.10.1. If a dispute, controversy or claim ("Dispute") arises between
                                                        -------
                   or among two or more parties relating to the interpretation or performance of this Agreement or the Ancillary Agreements or otherwise relating to the Transformation, other than a dispute under any Intercompany Agreement or supplements thereto or the Tax Sharing Agreement which shall be resolved in the manner set forth in the relevant agreement, the appropriate senior executives of each party who shall have the authority to resolve the matter shall meet within fifteen
                   (15) days from the date the Dispute arises to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The earlier of fifteen
                   (15) days from the date one party notifies the other party or parties of the Dispute and the date of the initial meeting between the appropriate senior executives shall be referred to herein as the "Dispute Resolution Commencement Date".
                                     ------------------------------------
                   Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible. Subject to Section 4.10.2 below, if the senior executives are unable to resolve the Dispute within fifteen (15) days from the Dispute Resolution Commencement Date, and either party wishes to pursue its rights relating to such Dispute, then, whether or not CSI is involved in the Dispute, the parties shall submit the Dispute to the chief executive officer of CSI (or such other executive of CSI designated by the chief executive officer of CSI for this purpose) for resolution. The chief executive officer (or other designated executive of CSI) shall resolve such dispute. The decision of the chief executive officer or other designated executive of CSI shall be final and binding on the parties hereto.

           4.10.2. Notwithstanding the provisions of Section 4.10.1, if the senior executives of each party are unable to resolve a Dispute within sixty (60) days from the Dispute Resolution Commencement Date and at least one party to the Dispute is a Newco which has consummated an IPO or is no longer a majority-owned Subsidiary of CSI, and any party wishes to pursue its rights relating to such Dispute (as evidenced by the approval of the Board of Directors of such party to pursue arbitration of the Disputee in accordance with this
                   Section 4.10.2), then the Dispute shall be resolved as set forth below:

                     (i) The Dispute shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by
                                                                     ---
                     three (3) arbitrators in Boston, Massachusetts. Such arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty (30) days of the completion of the arbitration. The prevailing party in such arbitration, as determined by the arbitrator, shall be entitled to expenses, including costs and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction.

                     (ii) Notwithstanding the foregoing Section 4.10.2(i), any Dispute involving at least one Newco which has consummated an IPO or is no longer a majority-owned Subsidiary of CSI regarding the following is not required to be negotiated or arbitrated prior to seeking injunctive relief from a court of competent jurisdiction to prevent serious and irreparable injury to one of the parties or to others: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others. However, the parties to the Dispute shall make a good faith effort to negotiate such Dispute, according to the above procedures, while such court action is pending.

           4.10.3. The processes set forth in this Section 4.10 shall be the exclusive processes for the resolution of a Dispute among the parties.

           4.10.4. Unless otherwise agreed in writing, the parties will continue to honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Section 4.10 with respect to all matters not subject to such dispute, controversy or claim.

     4.11. Non-Solicitation of Employees.  Each party (the "Recruiting Party")
           -----------------------------                    ----------------
           agrees not to solicit or recruit the employees of any other party for a period of (i) two years following the Transformation Date or (ii) if both the Recruiting Party and the other party are Newcos, for a period of the longer of (x) two years from the Transformation Date and (y) until one such party ceases to be a majority owned subsidiary of CSI. Notwithstanding the foregoing, this prohibition on solicitation and recruitment does not apply to actions taken by a party as a result of an employee's affirmative response to a general recruitment effort carried out through a public solicitation or general solicitation.

     4.12. Intentionally Omitted.
           ---------------------

     4.13. CSI as Stockholder. The parties acknowledge that nothing contained in
           ------------------
           this Agreement or in the Ancillary Agreements or in any agreements contemplated hereby or thereby is intended to interfere, or shall interfere, with CSI's rights as a stockholder of any Newco.

     4.14. Public Announcements. Each Newco agrees not to issue any press
           --------------------
           release or make any such public statement with respect to this Agreement or the transactions contemplated hereby without consulting with, and obtaining the prior written approval of, CSI.

     4.15. Further Assurances. Each party agrees to take such further action and
           ------------------
           execute, deliver and/or file such documents or instruments as are necessary to carry out the terms and purposes of this Agreement.

     4.16. Conflicting Agreements. In the event of conflict between this
           ----------------------
           Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of this Agreement shall prevail.

     4.17. Independent Directors. CSI agrees that, following the closing of any
           ---------------------
           IPO of a Newco, for so long as CSI owns a majority of the capital stock of such Newco, CSI will use reasonable efforts to cause the board of directors of such Newco to contain a number of directors who qualify as an "independent director" as required by the rules and regulations of the National Association of Securities Dealers or applicable stock exchange regulations.

     4.18. Retained Product Credits. Each Newco agrees that to the extent any
           ------------------------
           holder of Retained Product Credits elects to utilize such Retained Product Credits to purchase products and/or services of such Newco, such Newco will use reasonable efforts to supply such products and/or services, and CSI agrees it will reimburse such Newco for the cash value of the products and/or services provided by the Newco in respect of Retained Product Credits.

     4.19. Covenant Not To Sue. Each Newco covenants that it will not assert or
           -------------------
           bring any suit, action, claim or other proceeding against another Newco based on, in whole or in part, such other Newco's use, in that Newco's Product Segment (as that term is defined in that Newco's Contribution Agreement) of those assets contributed to such other Newco through the Ancillary Agreements.

     4.20. Assertion of Patent Rights
           --------------------------

           4.20.1. Right to Request Permission to Assert Patent Rights. If a
                   ---------------------------------------------------
                   Newco is named as a defendant in any action claiming that any of its Products or the operation of its Company Business (as those terms are defined in that Newco's Contribution Agreement) infringes a patent owned by a third party, that Newco may request permission from one or more of the other Newcos to assert against that third party a claim of infringement of one or more of the such other Newcos' patents that are Contributed Registered Intellectual Property (as that term is defined in that Newco's Contribution Agreement). Any such request shall identify the third party and also include that information necessary for any such other Newcos to consider whether a basis for such a claim exists; the likelihood of success of such a claim; and the risks associated with asserting such a claim.

           4.20.2. Assertion of Patent Rights. In response to such a request,
                   --------------------------
                   the Newco owning a patent in its sole discretion may grant or not grant permission to the requesting Newco to assert a claim of infringement under its patent against the named third party. If such permission is granted, the Parties may proceed as follows:

                   4.20.2.1. The Newco owning a patent may institute suit
                             jointly with the requesting Newco, the suit being brought in both their names, the out-of-pocket costs thereof being equally, and any recovery or settlement being shared equally. Those Newcos shall agree to the manner in which they will exercise control over such action, with the Newco owning the patent having ultimate decision authority as to all matters as to which the Newcos cannot agree. The Newco not owning the patent may, if it so desires, also be represented by separate counsel of its own selection, the fees for which counsel shall be paid by such Newco;

                   4.20.2.2. The Newco owning the patent may institute suit on its own. Such Newco shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement. The other Newco shall have no right or interest in such action or any recovery or settlement achieved through it; or

                   4.20.2.3. The Newco owning a patent may allow the requesting
                             Newco to institute the suit, naming the Newco owning the patent as a party. The requesting Newco shall bear the entire cost of such litigation, including expenses incurred by the Newco owning the patent. The requesting Newco may not settle or otherwise compromise any claims under that patent absent the express written permission of the Newco owning the patent. Any recovery in excess of litigation costs will be shared equally by the Newcos. The Newcos agree to negotiate in good faith an appropriate compensation to the Newco owning the patent for any non-cash settlement or non-cash cross-license.

           4.20.3. Abandonment of Actions. Should either Newco commence a suit
                   ----------------------
                   under the provisions of this Section 4.20 and thereafter elect to abandon the same, it shall give timely notice to the other Newco, who may, if it so desires, continue prosecution of such suit, provided, however, that the sharing of expenses and any recovery in such suit shall be as agreed upon between Newcos.

     4.21. Transaction With Silver Lake Partners, L.P.

           4.21.1. Description of Transaction. Reference is made to the Amended
                   --------------------------
                   and Restated Securities Purchase Agreement dated as of August
                   29, 2000 (the "Securities Purchase Agreement") by and among
                                  -----------------------------
                   CSI, Silver Lake Partners, L.P. ("Silver Lake") and certain
                                                     -----------
                   other
                   assigns of Silver Lake (together with Silver Lake, the "Investors").
                    ---------

           4.21.2. General Agreement to Perform Obligations.  Each Newco
                   ----------------------------------------
                   acknowledges that the Securities Purchase Agreement sets forth certain actions (a) that such Newco will take or that CSI will cause such Newco to take and (b) that such Newco will not take or which CSI will cause such Newco not to take. Each Newco hereby agrees with CSI that it will take or not take, as applicable, all such actions as provided in the Securities Purchase Agreement and that it shall be bound by the terms of the Securities Purchase Agreement as if (i) it were a party thereto and (ii) CSI's obligation to cause such Newco to take or not take an action were a direct obligation of such Newco to take or not take an action.

           4.21.3. Specific Sections of the Securities Purchase Agreement.
                   ------------------------------------------------------
                   Without limiting the generality of each Newco's agreement set forth in Section 4.21.2, each Newco further acknowledges that its obligations under Section 4.21.2 include the following:

                   4.21.3.1. Issuance of Securities Generally. Each Newco agrees
                             --------------------------------
                             to (a) take any actions that CSI agrees to cause it to take or that is otherwise provided that it will take and (b) not take any actions that CSI agrees to cause it not to take or that is otherwise provided that it will not take in Section 1.1 of the Securities Purchase Agreement, including without limitation as such section relates to the issuance of securities and rights relating to securities.

           4.21.4. Adjustments to the Subsidiary Stock Purchase Rights.
                   ---------------------------------------------------

                   4.21.4.1. Working Capital Contributions by CSI to the Newco.
                             -------------------------------------------------
                             Each Newco agrees to (a) take any actions that CSI agrees to cause it to take or that is otherwise provided that it will take and (b) not take any actions that CSI agrees to cause it not to take or that is otherwise provided that it will not take in
                             Section 1.3(b) of the Securities Purchase
                             Agreement, including without limitation as such section relates to Working Capital Contributions by CSI to such Newco.

                   4.21.4.2. Distributions by the Newco to CSI. Each Newco
                             ---------------------------------
                             agrees to (a) take any actions that CSI agrees to cause it to take or that is otherwise provided that it will take and (b) not take any actions that CSI agrees to cause it not to take or that is otherwise provided that it will not take in Section 1.3(c) of the Securities Purchase Agreement, including without limitation as such section relates to distributions made by such Newco to CSI.

                   4.21.4.3. Employee Options Issued by the Newco.  Each Newco
                             ------------------------------------
                             agrees to (a) take any actions that CSI agrees to cause it to take or that is otherwise provided that it will take and (b) not take any actions that CSI agrees to cause it not to take or that is otherwise provided that it will not take in Section 1.4(f) of the Securities Purchase Agreement, including without limitation as such section relates to its issuance of employee stock options.

                   4.21.4.4. Other Dilutive Events. Each Newco agrees to (a)
                             ---------------------
                             take any actions that CSI agrees to cause it to take or that is otherwise provided that it will take and (b) not take any actions that CSI agrees to cause it not to take or that is otherwise provided that it will not take in Section 1.3(d) of the Securities Purchase Agreement, including without limitation as such section relates to dilutive events.

           4.21.5. Issuance of IPO Valuation Warrants. Each Newco agrees to (a)
                   ----------------------------------
                   take any actions that CSI agrees to cause it to take or that is otherwise provided that it will take and (b) not take any actions that CSI agrees to cause it not to take or that is otherwise provided that it will not take in Section 1.6 of the Securities Purchase Agreement, including without limitation as such section relates to its issuance of IPO Valuation Warrants.

           4.21.6. Issuance of Subsidiary Warrants. Each Newco agrees to (a)
                   -------------------------------
                   take any actions that CSI agrees to cause it to take or that is otherwise provided that it will take and (b) not take any actions that CSI agrees to cause it not to take or that is otherwise provided that it will not take in Section 1.7 of the Securities Purchase Agreement, including without limitation as such section relates to its issuance of Subsidiary Warrants.

           4.21.7. Participation in Third-Party Investments. Each Newco agrees to (a) take any actions that CSI agrees to cause it to take or that is otherwise provided that it will take and (b) not take any actions that CSI agrees to cause it not to take or that is otherwise provided that it will not take in Sections 1.4(a)-(d) of the Securities Purchase Agreement, including without limitation as such sections relate to the rights of the Investors to participate in Third-Party Investments.

          4.21.8.  Compliance with Covenants.
                   -------------------------

                   4.21.8.1. Reservation of Shares. Each Newco agrees to (a) take any actions that CSI agrees to cause it to take or that is otherwise provided that it will take and (b) not take any actions that CSI agrees to cause it not to take or that is otherwise provided that it will not take in Section 5.5 of the Securities Purchase Agreement, including without limitation as such section relates to its promise to reserve sufficient shares to permit the exercise of the Subsidiary Stock Purchase Rights, IPO Warrants and Subsidiary Warrants.

                   4.21.8.2.  Board of Directors. Each Newco agrees to (a) take
                              ------------------
                              any actions that CSI agrees to cause it to take or that is otherwise provided that it will take and
                              (b) not take any actions that CSI agrees to cause it not to take or that is otherwise provided that it will not take in Section 5.7(b) of the Securities Purchase Agreement, including without limitation as such section relates to its board of directors. In particular, Aprisma agrees to allow the Investors to appoint a director to its board of directors as provided for in Section 5.7(b) of the Securities Purchase Agreement.

          4.21.9.  Dispute Resolution. Each Newco agrees to comply with the
                   ------------------
                   dispute resolution mechanism as set forth in Section 1.8 of the Securities Purchase Agreement in connection with any disputes with the Investors arising under the Securities Purchase Agreement.

5.   ALLOCATION OF ASSETS AND LIABILITIES

At the Closing, assets shall be contributed to the Newcos and Liabilities shall be assumed by the Newcos as provided in the Contribution Agreements; provided, however, that the parties acknowledge and agree that, notwithstanding any provisions in the Contribution Agreements to the contrary, CSI may in its sole discretion retain, allocate or reallocate to any Newcos assets and Liabilities, including general corporate Liabilities of CSI, or terminate this Agreement or any Ancillary Agreement to facilitate a tax-free Distribution of any Newco, comply with regulatory or financial reporting requirements or otherwise facilitate the Transformation in a manner consistent with its business purposes.

6.   INDEMNIFICATION MATTERS

This Section 6 applies to (i) this Agreement and any instruments delivered pursuant hereto other than (A) the Ancillary Agreements and (B) any supplements to the Intercompany Agreements and (ii) the Contribution Agreements and any instruments delivered thereunder (collectively such documents referred to in clause (i) and (ii) being referred to herein as the "Covered Agreements").
                                                     ------------------

     6.1  Survival of Representations and Warranties. All covenants, agreements
          ------------------------------------------
          and indemnities of the parties contained herein or in the Covered Agreements shall survive the Transformation Date except as otherwise provided herein or therein.

     6.2  Indemnity by CSI.
          ----------------

          6.2.1 CSI hereby agrees to indemnify, defend and hold harmless each Newco and its respective directors, officers and Subsidiaries against and in respect of all Losses that result from:

                   6.2.1.1 any failure of the parties to comply with any bulk transfer law of any jurisdiction in connection with the Transformation; and

                   6.2.1.2 the conduct of CSI's business after the Transformation Date that does not relate to any Newco's business;

          provided, however, that this Section 6.2.1 does not apply to any Losses related to income taxes and payroll taxes (which such Losses are governed by the Tax Sharing Agreement). Any Newco claiming indemnification under this Section 6.2.1 shall provide CSI written notice of such claim, whether or not arising out of a claim by a third party.

          6.2.2 CSI hereby agrees to indemnify, defend and hold harmless Riverstone and its respective directors, officers and Subsidiaries against and in respect of all losses arising out of or related to any offer of recission made pursuant to California securities law to repurchase any unexercised options issued before the Transformation Date to employees, consultants or advisors of CSI or Riverstone.

     6.3  Indemnity by each Newco. Each Newco hereby agrees to indemnify, defend
          -----------------------
          and hold harmless (i) CSI and its directors, officers and affiliates (other than the other Newcos and their respective Subsidiaries) and
          (ii)
          each other Newco and its directors, officers and Subsidiaries against and in respect of all Losses that result from:

          6.3.1 the Assumed Liabilities of such Newco assumed by it pursuant to the relevant Contribution Agreement, any other Liabilities allocated to such Newco pursuant to Section 5 hereof, and any Liabilities arising out of the operations of such Newco;

          6.3.2 the nonfulfillment of any agreement or covenant of such Newco contained in any Covered Agreement; and

          6.3.3 the conduct of such Newco's business after the Transformation Date.

          provided, however, that this Section 6.3 does not apply to any Losses related to income taxes and payroll taxes (which such Losses are governed by the Tax Sharing Agreement). CSI or any Newco claiming indemnification under this Section 6.3 shall provide written notice to the indemnifying party in respect of such claim, whether or not arising out of a claim by a third party.

     6.4  Third Party Claims. Promptly after the receipt by any party entitled
          ------------------
          to indemnification (the "Indemnified Party") pursuant to this
                                   -----------------
          Section 6 or notice of the commencement of any action against such Indemnified Party by a third party, such Indemnified Party shall, if a claim with respect thereto is to be made against any party obligated to provide indemnification (the "Indemnifying Party") pursuant to this
                                           ------------------
          Section 6, give such Indemnifying Party written notice thereof in reasonable detail in light of the circumstances then known to such Indemnified Party. The failure to give such notice shall not relieve any Indemnifying Party from any obligation hereunder except where, and then solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have the right to defend such claim, at such Indemnifying Party's expense and with counsel of its choice reasonably satisfactory to the Indemnified Party, provided that the Indemnifying Party conducts the defense of such claim actively and diligently. If the Indemnifying Party assumes the defense of such claim, the Indemnified Party agrees to reasonably cooperate in such defense so long as the Indemnified Party is not materially prejudiced thereby. So long as the Indemnifying Party is conducting the defense of such claim actively and diligently, the Indemnified Party may retain separate co-counsel at its sole cost and expense and may participate in the defense of such claim, and neither any Indemnifying Party nor any Indemnified Party will consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of the other, which consent will not be unreasonably withheld. In the event the Indemnifying Party does not or ceases to conduct the defense of such claim actively and diligently, (w) the Indemnified Party may defend against such claim in any manner it may reasonably deem to be appropriate, (x) upon receiving the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, the Indemnified Party may consent to the entry of any judgment or enter into any settlement with respect to such claim, (y) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against such claim, including reasonable attorneys' fees and expenses, and (z) the Indemnifying Party will remain responsible for any Losses the Indemnitee may suffer as a result of such claim to the full extent provided in this Section 6.

7.   CONDITIONS TO THE TRANSFORMATION

The consummation of the Transformation is subject to the satisfaction, at or prior to the Closing, of all of the following conditions:

     7.1.   Shareholder Approval. The shareholders of CSI shall have approved
            --------------------
            the Transformation.

     7.2.   Execution and Delivery of Documents. Unless otherwise waived in
            -----------------------------------
            writing by the relevant parties benefiting therefrom, each the parties shall have executed and delivered all Ancillary Agreements and other documents to be executed and delivered by it on or prior to the Transformation Date, including without limitation (i) such documents to be executed and delivered on the Effective Date and
            (ii) such documents to be executed and delivered on or prior to the Transformation Date pursuant to Section 4.1.

     7.3.   Litigation. No material action shall have been instituted at or
            ----------
            prior to the Closing by any Governmental Authority or other Person relating to this Agreement or any of the transactions contemplated hereby, which has a reasonable likelihood of success and the result of which would prevent or make illegal the consummation of any such transaction.

8.   DEFINITIONS

For the purposes of this Agreement, the following terms shall have the following meanings:

     8.1. "AAA" has the meaning assigned to such term in Section 4.10.2.
           ---


     8.2. "A-E Intercompany Agreement" has the meaning assigned to such term in
           --------------------------
          Section 1.5.

     8.3.   "A-G Intercompany Agreement" has the meaning assigned to such term
             --------------------------
            in Section 1.6.

     8.4.   "A-R Intercompany Agreement" has the meaning assigned to such term
             --------------------------
            in Section 1.7.

     8.5.   "Agreement" has the meaning assigned to such term in the preamble.
             ---------

     8.6.   "Ancillary Agreements" has the meaning assigned to such term in
             --------------------
            Section 1.

     8.7.   "Aprisma" has the meaning assigned to such term in the Preamble.
             -------

     8.8.   "Aprisma Business" means the "Company Business" as such term is
             ----------------
            defined in the Aprisma Contribution Agreement.

     8.9.   "Aprisma Contribution Agreement" has the meaning assigned to such
             ------------------------------
            term in Section 1.1.

     8.10.  "Assumed Liabilities" means, with respect to a particular Newco,
             -------------------
            "Assumed Liabilities" as such term is defined in the Contribution Agreement to which such Newco is party.

     8.11.  "CSI" has the meaning assigned to such term in the preamble.
             ---

     8.12.  "CSI Confidentiality Agreement" has the meaning assigned to such
             -----------------------------
            term in Section 4.5.

     8.13.  "Closing" has the meaning assigned to such term in Section 2.3.
             -------

     8.14.  "Commission" means the Securities and Exchange Commission.
             ----------

     8.15.  "Confidential Information" has the meaning assigned to such term in
             ------------------------
            Section 4.4.

     8.16.  "Contribution Agreements" has the meaning assigned to such term in
             -----------------------
            Section 1.4.

     8.17.  "Covered Agreements" has the meaning assigned to such term in
             ------------------
            Section 6.

     8.18.  "Dispute" has the meaning assigned to such term in Section 4.10.1.
             -------

     8.19.  "Dispute Resolution Commencement Date" has the meaning assigned to
             ------------------------------------
            such term in Section 4.10.1.

     8.20.  "Distributed Newco" has the meaning assigned to such term in Section
             -----------------
            4.8.

     8.21.  "Distribution" has the meaning assigned to such term in the
             ------------
            recitals.

     8.22.  "Eligible CSI Option" has the meaning assigned to such term in
             -------------------
            Section 4.8.

     8.23.  "Enterasys" has the meaning assigned to such term in the preamble.
             ---------

     8.24.  "Enterasys Business" means the "Company Business" as such term is
             ------------------
            defined in the Enterasys Contribution Agreement.

     8.25.  "Enterasys Contribution Agreement" has the meaning assigned to such
             --------------------------------
            term in Section 1.2.

     8.26.  "E-G Intercompany Agreement" has the meaning assigned to such term
             --------------------------
            in Section 1.8.

     8.27.  "E-R Intercompany Agreement" has the meaning assigned to such term
             --------------------------
            in Section 1.9.

     8.28.  "Exchange Act" means the Securities and Exchange Act of 1934, as
             ------------
            amended.

     8.29.  "GNTS" has the meaning assigned to such term in the preamble.
             ----

     8.30.  "GNTS Business" means the "Company Business" as such term is defined
             -------------
            in the GNTS Contribution Agreement.

     8.31.  "GNTS Contribution Agreement" has the meaning assigned to such term
             ---------------------------
            in Section 1.3.

     8.32.  "Governmental Authority" means any domestic or foreign federal,
             ----------------------
            state or local government, regulatory or administrative agency or court.

     8.33.  "G-R Intercompany Agreement" has the meaning assigned to such term
             --------------------------
            in Section 1.10.

     8.34.  "Included Newco" has the meaning assigned to such term in Section
             --------------
            4.3.

     8.35.  "Indemnified Party" has the meaning assigned to such term in Section
             -----------------
            6.4.1.

     8.36.  "Indemnifying Party" has the meaning assigned to such term in
             ------------------
            Section 6.4.1.

     8.37.  "Information" means information, whether or not patentable or
             -----------
            copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

     "Intercompany Agreements" means, collectively, the A-E Intercompany
      -----------------------
     Agreement, A-G Intercompany Agreement, A-R Intercompany Agreement, E-G Intercompany Agreement, E-R Intercompany Agreement and the G-R Intercompany Agreement.

     8.38.  "Investors" has the meaning assigned to such term in Section 4.21.1.
             ---------

     8.39.  "IPO" has the meaning assigned to such term in the recitals.
             ---

     8.40.  "IPO Valuation Warrants" has the meaning assigned to such term in
             ----------------------
            the Securities Purchase Agreement.

     8.41.  "Liability" means any debt, liability or obligation whether known or
             ---------
            unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred directly or consequential and whether due or to become due, including, without limitation, any liability arising out of applicable statutory, regulatory or common law, any contractual obligation and any obligation arising out of tort.

     8.42.  "Losses" means obligations, judgments, liens, injunctions, charges,
             ------
            orders, decrees, rulings, damages, dues, assessments, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with the investigation, defense or settlement of any action or threatened action), arising out of any claim, damages, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter.

     8.43.  "Manufactured Products Agreement" has the meaning assigned to such
             -------------------------------
            term in Section 1.12.

     8.44.  "Newco Confidentiality Agreement" has the meaning assigned to such
             -------------------------------
            term in Section 4.5.

     8.45.  "Newco Stock" has the meaning assigned to such term in Section 4.8.
             -----------

     8.46.  "Newcos" has the meaning assigned to such term in the preamble.
             ------

     8.47.  "Person" means an individual, a partnership, a corporation, a
             ------
            limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     8.48.  "Rainbow Option" has the meaning assigned to such term in Section
             --------------
            4.8.

     8.49.  "Recipient" has the meaning assigned to such term in Section 4.8.
             ---------

     8.50.  "Recruiting Party" has the meaning assigned to such term in Section
             ----------------
            4.11.

     8.51.  "Retained Product Credits" means credits held by third parties which
             ------------------------
            obligate CSI to provide product and/or services to the holders of such credits in consideration of such credits; provided that any such outstanding credits which constitute a Liability assumed by any Newco pursuant to a Contribution Agreement or otherwise shall not constitute "Retained Product Credits".

     8.52.  "Retained Third Party Tool Rights" has the meaning assigned to such
             --------------------------------
            term in Section 4.1.2.

     8.53.  "Riverstone" has the meaning assigned to such term in the preamble.
             ----------

     8.54.  "Riverstone Business" means the "Company Business" as such term is
             -------------------
            defined in the Riverstone Contribution Agreement.

     8.55.  "Riverstone Contribution Agreement" has the meaning assigned to such
             ---------------------------------
            term in Section 1.4.

     8.56.  "Securities Act" means the Securities Act of 1933, as amended.
             --------------

     8.57.  "Securities Purchase Agreement" has the meaning assigned to such
             -----------------------------
            term in Section 4.21.1.

     8.58.  "Shared Services Agreements" has the meaning assigned to such term
             --------------------------
            in Section 4.1.4.

     8.59.  "Effective Date" has the meaning assigned to such term in the
             --------------
            preamble.

     8.60.  "Silver Lake" has the meaning assigned to such term in Section
             -----------
            4.21.1.

     8.61.   "Subsidiary" of any Person means a corporation or other
              ----------
             organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

     8.62.   "Subsidiary Stock Purchase Rights" has the meaning assigned to
              --------------------------------
             such term in the Securities Purchase Agreement.

     8.63.   "Subsidiary Warrants" has the meaning assigned to such term in the
              -------------------
             Securities Purchase Agreement.

     8.64.   "Tax Sharing Agreement" has the meaning assigned to such term in
              ---------------------
             Section 1.11.

     8.65.   "Third Party Claim" has the meaning assigned to such term in
              -----------------
             Section 6.4.1.

     8.66.   "Third-Party Investments" has the meaning assigned to such term in
              -----------------------
             the Securities Purchase Agreement.

     8.67.   "Transformation" has the meaning assigned to such term in the
              --------------
              recitals.

     "Transformation Date" has the meaning assigned to such term in Section
      -------------------
      2.2.

      8.68.  "Working Capital Contributions" has the meaning assigned to such
              -----------------------------
              term in the Securities Purchase Agreement.

9.   MISCELLANEOUS

     9.1.    Entire Agreement. This Agreement and the Ancillary Agreements
             ----------------
             including the schedules and exhibits hereto and thereto and the other documents and instruments delivered pursuant hereto and thereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter.

     9.2.    Amendment or Waiver.  Except as provided in Section 9.10 and this
             -------------------
             Section 9.2, the parties hereto may not amend this Agreement except by a written instrument executed by the parties hereto. CSI and any one

             Newco, without the consent of any other Newco, may amend this Agreement in a manner which does not adversely affect any other Newco pursuant to a written instrument executed by CSI and such Newco. Any party may waive its rights hereunder by a written instrument executed by such party; provided, however, that unless explicitly provided in such instrument, any waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder shall not be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder.

     9.3.    Severability.  In the event that any provision hereof would, under
             ------------
             applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

     9.4.    Successors and Assigns.  All of the terms and provisions of this
             ----------------------
             Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted transferees and assigns (each of which transferees and assigns shall be deemed to be a party hereto for all purposes hereof); provided, however, that
                                                         --------  -------
             (i) no transfer or assignment by any party hereto shall be permitted without the prior written consent of the other party hereto and any such attempted transfer or assignment without consent shall be null and void and (ii) no transfer or assignment by any party shall relieve such party of any of its obligations hereunder.

     9.5.    Notices.  Any notices or other communications required or permitted
             -------
             hereunder shall be sufficiently given if in writing and delivered personally or sent by telecopier, Federal Express, or registered or certified mail, postage prepaid, addressed as follows:

             If to CSI,

                      to it at:  Cabletron Systems, Inc.
                                 35 Industrial Way
                                 Building 36
                                 Rochester, NH 03867
                                 Attention: Eric Jaeger and Chief Financial
                                            Officer
                                 Telecopier No.: (603) 337-1518
              with a copy to:     Ropes & Gray
                                  One International Place
                                  Boston, MA 02110
                                  Attention: David  A. Fine
                                  Telecopier No.: (617) 951-705

               If to Aprisma,
                    to it at:     Aprisma Management Technologies, Inc.
                                  121 Technology Drive
                                  Durham, NH 03824
                                  Attention: President
                                  Telecopier No.: (603) 337-7784

              with a copy to:     Ropes & Gray
                                  One International Place
                                  Boston, MA 02110
                                  Attention: David  A. Fine
                                  Telecopier No.: (617) 951-7050

              If to Enterasys,
                     to it at:    Enterasys Networks, Inc.
                                  35 Industrial Way
                                  Building 36
                                  Rochester, NH 03867
                                  Attention: President
                                  Telecopier No.: (603) 337-1524

              with a copy to:     Ropes & Gray
                                  One International Place
                                  Boston, MA 02110
                                  Attention: David  A. Fine
                                  Telecopier No.: (617) 951-7050

                  If to GNTS,
                    to it at:     GlobalNetwork Technology Services, Inc.
                                  1330 Lake Robbins Drive
                                  Suite 460
                                  Woodlands, TX 77380
                                  Attention: President
                                  Telecopier No.: (281) 681-0442
              with a copy to:     Ropes & Gray
                                  One International Place
                                  Boston, MA 02110
                                  Attention: David A. Fine
                                  Telecopier No.: (617) 951-7050

             If to Riverstone,
                     to it at:    Riverstone Networks, Inc.
                                  5200 Great America Parkway
                                  Santa Clara, CA
                                  Attention: President
                                  Telecopier No.: (408) 878-6501

              with a copy to:     Ropes & Gray
                                  One International Place
                                  Boston, MA 02110
                                  Attention: David A. Fine
                                  Telecopier No.: (617) 951-7050

             Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, (b) two Business Days after being sent by Federal Express, if sent by Federal Express, (c) one Business Day after being delivered, if delivered by telecopier and (d) three Business Days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

     9.6.    Interpretation. Section and subsection headings are not to be
             --------------
             considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof. No rule of strict construction shall apply to or be used against any party hereto.

     9.7.    Third Party Beneficiaries. Nothing in this Agreement is intended or
             -------------------------
             shall be construed to entitle any person or entity other than the parties and their respective transferees and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

     9.8.    Counterparts.  This Agreement may be executed in any number of
             ------------
             counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     9.9.    Governing Law. This Agreement shall be governed by and construed in
             -------------
             accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

10.  Termination. This Agreement and any Ancillary Agreements and agreements
     -----------
     delivered pursuant hereto and thereto may be terminated with respect to any one or more or all Newcos and/or the Transformation abandoned at any time prior to the Closing by and in the sole discretion of CSI without the approval of any Newco. In the event of termination pursuant to this Section 10, no party shall have any liability of any kind to the other relevant party or parties to the extent of such termination.

         IN WITNESS WHEREOF, the undersigned have executed this instrument under seal effective as of the date first written above.


                                       CABLETRON SYSTEMS, INC.

Dated: November 8, 2000                    By:  /s/ Piyush Patel
                                               ------------------------------
                                                Name: Piyush Patel
                                                Title: President, CEO


                                       APRISMA MANAGEMENT
                                        TECHNOLOGIES, INC.

Dated: November 8, 2000                    By:  /s/ Michael Skubisz
                                               ------------------------------
                                                Name: Michael Skubisz
                                                Title: President


                                       ENTERASYS NETWORKS, INC.

Dated: November 8, 2000                    By:  /s/ Henry Fiallo
                                               ------------------------------
                                               Name: Henry Fiallo
                                               Title: President


                                       GLOBALNETWORK TECHNOLOGY
                                         SERVICES, INC.

Dated: November 8, 2000                    By:  /s/ Earle Humphreys
                                               ------------------------------
                                                Name: Earle Humphreys
                                                Title: President


                                       RIVERSTONE NETWORKS, INC.

Dated: November 8, 2000                    By:  /s/ Romulus Pereira
                                               ------------------------------
                                                Name: Romulus Pereira
                                                Title: CEO

                                   EXHIBITS


Exhibit A-1   Amended and Restated Aprisma Contribution Agreement

Exhibit A-2   Amended and Restated Enterasys Contribution Agreement

Exhibit A-3   Amended and Restated GNTS Contribution Agreement

Exhibit A-4   Amended and Restated Riverstone Contribution Agreement

Exhibit B-1   A-E Intercompany Agreement

Exhibit B-2   A-G Intercompany Agreement

Exhibit B-3   A-R Intercompany Agreement

Exhibit B-4   E-G Intercompany Agreement

Exhibit B-5   E-R Intercompany Agreement

Exhibit B-6   G-R Intercompany Agreement

Exhibit C     Tax Sharing Agreement

Exhibit D     Manufactured Products Agreement

Exhibit E     Amended and Restated Securities Purchase Agreement